UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

Buddha Steel, Inc.
(formerly A.G. Volney Center, Inc.)
 (Exact name of registrant as specified in its charter)

Delaware	000-52269	13-4260316
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Dachang Hui Autonomous County Industrial Park
Hebei, 065300 People’s Republic of China
 (Address of Principal Executive Office) (Zip Code)

Telephone – +86 316 8864783
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2010, the Registrant appointed Ms. Yuanmei Ma as its chief financial officer.  Ms. Ma will begin to work with the Registrant immediately.

Prior to becoming the Registrant’s chief financial officer, Ms. Ma served as the chief financial officer of Yihe Pharmaceutical Company, Ltd, a Chinese pharmaceutical company, from August 2009 through June 2010.  From September 2005 through October 2008, Ms. Ma served as chief financial officer for Zhongpin Inc., a Chinese hog farming company listed on the NASDAQ Global Select Market (HOGS).  In connection with this service, Ms. Ma assisted with financing, regulatory compliance and preparation of financial statements and related disclosures.  From August 2004 to August 2005, Ms. Ma was Senior Operations Manager, Investment Banking for Daton Securities Co., Ltd., an investment banking firm based in the PRC. From March 2002 to August 2004, Ms. Ma was an Accounting Manager with Neotek International Corporation, (USA), an automobile parts import and export company. From December 1998 to January 2002, Ms. Ma was an Operations Manager in the Asian Project Department for Trans-Pacific Venture Investment, Inc., a financial consulting firm based in the United States. Ms. Ma received her Bachelor of Science in Accounting from Arkansas State University and EMBA degrees from Tsinghua University in Beijing and INSEAD Business School in Fontainebleau, France. Ms. Ma is a licensed CPA in the United States.

The Registrant’s prior chief financial officer, Mr. Zhenqi Chen, has resigned from that position but continues to work as financial controller for the Registrant.  Mr. Chen will continue to serve on the board of directors of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Buddha Steel, Inc.

Date: July 27, 2010	By:	/s/ Hongzhong Li
Hongzhong Li
President